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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217267

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 17, 2018

PROSPECTUS SUPPLEMENT

              Units, each consisting of one share of Common Stock and
one Warrant to purchase one share of Common Stock

              Shares of Common Stock Underlying the Warrants

$            per Unit

         We are offering                units (each consisting of one share of common stock and one warrant to purchase one share of our common stock) at a public offering price of $            per unit. Each warrant included in the units has an exercise price of $            per share, will be exercisable upon issuance, and will have a term of five years from the date of issuance. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of common stock and warrants comprising the units are immediately separable and will be issued separately in this offering.

         Our common stock is listed on the NYSE American and Toronto Stock Exchange under the symbol "GMO." On October 16, 2018, the closing price of our common stock on the NYSE American was $0.36 per share and the closing price on the Toronto Stock Exchange was C$0.46.

         As of October 16, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $37,561,016, based upon 93,902,539 shares of our outstanding stock held by non-affiliates at the per share price of $0.40, the closing sale price of our common stock on September 4, 2018. Other than the securities offered by this prospectus supplement, we have offered $0.5 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

         You should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you invest. Investing in the units involves risks. Please see "Risk Factors" on page S-4 for more information.

	Per Unit	Total

Public offering price(1)	$	$

Underwriter's fees(2)	$	$

Proceeds, before expenses, to us	$	$

(1)
The public offering price and underwriting discount correspond to a public offering price per share of common stock of $            and a public offering price per warrant of $            .

(2)
In addition, we have agreed to issue compensation warrants to the underwriter in an amount equal to 5% of the aggregate number of shares of common stock sold in this offering, and to reimburse the underwriter for certain expenses. See "Underwriting" for additional information.

         Unless the context otherwise requires, all references to warrants in this prospectus supplement shall include compensation warrants, as applicable.

         There is currently no market through which the warrants may be sold and you may not be able to resell the warrants purchased under this prospectus supplement. This may affect the price of the warrants in the secondary market, if any develops, the transparency and availability of trading prices, and the liquidity of the warrants. We do not intend to apply to list the warrants on the NYSE American or any other securities exchange or trading system.

         We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to an additional                shares of common stock and/or warrants to purchase up to                shares of common stock (15% of the aggregate number of shares of common stock and/or 15% of the aggregate number of warrants in this offering), in any combination thereof, at the public offering price per share of common stock and per warrant, less the underwriting discounts and commissions, solely to cover overallotments, if any.

         One of our executive officers has indicated an interest in purchasing an aggregate of up to approximately $500,000 in units in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the executive officer may determine to purchase fewer units than he indicates an interest in purchasing or not to purchase any units in this offering.

         The offering price was determined by negotiation between us and the underwriter, with reference to the prevailing market price of our shares of common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

H.C. Wainwright & Co.

The date of this prospectus supplement is                        , 2018.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the "SEC") utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. The accompanying base prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering of units by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying base prospectus and the documents incorporated by reference herein and therein.

        You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and H.C. Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and H.C. Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein, and in any free writing prospectus supplement that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus supplement that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Purchasers of shares of common stock and warrants are advised that none of the shares of common stock, warrants or shares of common stock issuable pursuant to exercises of warrants will be qualified for distribution in any jurisdiction of Canada, and may not be traded through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of

S-ii

Canada. By purchasing shares of common stock and warrants hereunder, each purchaser thereof will be deemed to have represented and warranted to the Company and the underwriter that such purchaser (i) is acquiring the securities solely for its own account and beneficial interest for investment purposes, and not for sale or with a view to distribution in Canada, and (ii) has no present intention of selling the securities through the facilities of the Toronto Stock Exchange or any other Canadian stock exchange, or otherwise in a jurisdiction of Canada, and does not presently have any reason to expect a change in such intention.

        References made in this prospectus supplement to "we," "our," "us," and the "Company" refer to General Moly, Inc. and its consolidated subsidiary Eureka Moly, LLC.

S-iii

SUMMARY

        The items in the following summary are described in more detail elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the units. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus supplement that we have authorized for use in connection with this offering carefully, including the "Risk Factors" section and other documents or information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before making any investment decision.

        Our corporate strategy has been to acquire and develop highly profitable advanced stage mineral deposits. Our primary asset is an 80% interest in the Mt. Hope Project, a primary molybdenum property, located in Eureka County, Nevada. The Mt. Hope Project contains proven and probable molybdenum reserves totaling 1.4 billion pounds (1.1 billion pounds owned by us) of which 1.2 billion pounds (1.0 billion pounds owned by us) are estimated to be recoverable (based on a $12/lb molybdenum reserve). Using an $8/lb molybdenum reserve, life of mine production declines to approximately 0.5 billion pounds of molybdenum.

        Our corporate objective is to profitably develop and operate the Mt. Hope Project and to complete our evaluation and commence development of the Liberty Project, a significant molybdenum and copper project located in Nye County, Nevada. We are focused on obtaining financing required to complete the development of the Mt. Hope Project, while at the same time conserving our cash resources until such financing is received. However, the combination of depressed molybdenum prices and legal challenges to our water rights and Record of Decision has further delayed our ongoing development efforts at the Mt. Hope Project. We also continue to evaluate the Liberty Project.

        There is no assurance that we will be successful in raising the financing required to complete the development of the Mt. Hope Project, or in raising additional financing in the future on terms acceptable to us, or at all. Further, we do not have an estimated timeframe for finalizing any financing agreements. Potential funding sources include public or private equity offerings, arranging for use of restricted cash, or sale of non-core assets owned by the Company. There is no assurance that we will be successful in securing additional funding. This could result in further cost increases, contract cancellations, and potential delays which ultimately may jeopardize the development of the Mt. Hope Project.

        We have conducted a preliminary drilling program at the Mt. Hope Project, the results of which indicate the presence of near-surface, high-grade zinc and at-depth, noteworthy copper-silver mineralization. The high-grade, copper-silver target, which we first identified earlier this year from historical drill data, lies at approximately 500 to 700 feet from the surface and below the historically mined zinc mineralized horizons. With the drilling program, we are seeking to substantiate the occurrence of copper and silver mineralization lying below previously mined bodies of zinc ore. Thereafter, we will evaluate if there is sufficient tonnage and grade to justify a formal scoping study of a standalone mining operation or a mining operation associated with the planned Mt. Hope molybdenum mine. We hold an 80% interest in the Mt. Hope molybdenum project and continues to present these promising findings described herein to POS-Minerals Corporation, our 20% joint venture partner. The joint venture partners continue to discuss value-sharing investment options associated with the zinc, copper, and silver exploration. All of the exploration costs to date as well as the above mentioned first phase drilling program continue to be incurred solely by us. Any mining operation to exploit economic mineralization will require the approval of POS-Minerals.

        As disclosed in our June 30, 2018 Form 10-Q, based on our current operating forecast, including the drilling and exploration program, the Company does not expect to be able to fund its current operations and meet its financial obligations for a period of at least 12 months from the issuance of those financial statements. There is substantial doubt about the Company's ability to continue to operate as a going concern.

        We were initially incorporated in Idaho under the name "General Mines Corporation" in 1925. We have gone through several name changes and on October 5, 2007, we reincorporated the Company in the State of Delaware through a merger of Idaho General Mines, Inc. with and into General Moly, Inc., a Delaware corporation that was a wholly-owned subsidiary of Idaho General Mines, Inc. with General Moly being the surviving entity. For purposes of the Company's reporting status with the SEC, General Moly, Inc. is deemed a successor to Idaho General Mines, Inc. Our common stock is traded on the NYSE American under the symbol "GMO" and, in February 2008, the Company began trading on the Toronto Stock Exchange under the same symbol. Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

        We maintain a website at www.generalmoly.com, on which we post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Extensible Business Reporting Language ("XBRL") documents, and any amendments to these reports under the heading "Investors" as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading "Investors." We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement. You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549. Information regarding the operation of the Public Reading Room may be obtained by calling the SEC at 1.800.732.0330. The SEC also maintains a website that contains our reports and other information at www.sec.gov.

 THE OFFERING

Units offered by us	units consisting of one share of our common stock and one warrant to purchase one share of our common stock.
Offering price	$ per unit
Common stock to be outstanding after this offering	, assuming none of the warrants issued in this offering are exercised.
Warrants	The warrants are exercisable at a price of $ per share. The warrants will be exercisable upon issuance and expire on the date that is five years from the date of issuance of the warrants.
Use of Proceeds

We intend to use the proceeds of this offering for general corporate purposes, including the ongoing preliminary drilling program at the Mt. Hope Project site concerning zinc and copper-silver mineralization, and management costs related to our 80% interest in the Mt. Hope molybdenum project. See "Use of Proceeds" on page S-9 of this prospectus supplement.

NYSE American symbol	GMO
Risk Factors

You should read the "Risk Factors" sections of this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase units in this offering.

        The number of shares of common stock shown above to be outstanding after this offering is based on 127,963,804 shares of common stock outstanding as of September 30, 2018, and excludes:

  •
  985,291 shares of common stock issuable upon the exercise of stock appreciation rights outstanding as of September 30, 2018;

  •
  89,535,000 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2018, having exercise prices ranging from $0.50 to $5.00 with a weighted average exercise price of $0.60;

  •
  5,910,000 shares of common stock issuable upon the conversion of a convertible notes outstanding as of September 30, 2018, having a conversion price equal to the greater of (i) the average VWAP for the 30 business day period ending on the business day prior to the date of the conversion, or (ii) $0.4121, the average VWAP for the 30 business day period ending on December 26, 2014; and

  •
                 shares of common stock issuable upon the exercise of warrants issued in this offering.

RISK FACTORS

        An investment in the units involves a high degree of risk. You should carefully consider the risks described below, the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, as well as all of the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and related notes, before investing in the units. We expect to update these Risk Factors from time to time in the periodic and current reports we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement. If any of the possible events described in those documents actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in the units. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

 Risks Related to the Offering

Our management will have broad discretion over the use of net proceeds from this offering and may not use the proceeds effectively.

        Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds," and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business.

The offering price was set by our Board of Directors and does not necessarily indicate the actual or market value of our common stock.

        Our Board of Directors approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability and likely cost of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

        We will need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the offering price per share of common stock in this offering, and investors purchasing our securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the offering price per share in this offering.

There is no public market for the warrants being offered in this offering.

        There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, the warrants are not listed, and we do not intend to apply for listing of the warrants on any securities exchange or trading system. Without an active market, the liquidity of the warrants is limited, and you may be unable to liquidate your investment in the warrants.

The warrants do not entitle the holder to any rights as common stockholders until the holder exercises any warrants for shares of our common stock.

        Until you acquire shares of our common stock upon exercise of your warrants, the warrants will not provide you any rights as a common stockholder, except as otherwise set forth in the warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs on or after the exercise date.

The warrants being offered in this offering are speculative in nature.

        The warrants being offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price during a fixed period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire common stock and pay an exercise price of $            per share of common stock. The warrants will be exercisable upon issuance and expire on the date that is five years from the date of issuance.

        Moreover, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their offering price. There can also be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Substantial doubt exists as to our ability to continue as a going concern.

        Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced substantial and recurring losses from operations, which losses have caused an accumulated deficit of $185.9 million at June 30, 2018. At June 30, 2018, we had approximately $4.7 million in unrestricted cash and $9.5 million in restricted cash held by Eureka Moly, LLC on hand. Based on the Company's cash balances as of June 30, 2018, the Company believes that it will be able to sustain its corporate and Liberty Project operations into the quarter ending March 31, 2019. The Mt. Hope Project remains funded through 2021 by the reserve account held at Eureka Moly, LLC for the payment of ongoing jointly approved (by POS-Minerals and the Company) expenses until the Company obtains full financing for its portion of the Mt. Hope Project construction cost. However, the Company does not currently have liquidity and capital resources to finance its portion of Mt. Hope Project operations beyond 2021.

        We have been funding our business principally through sales of our securities, most recently with the closure of Tranche 1 and Tranche 2 of the three tranche equity private placement under the AMER Investment Agreement. The Tranche 1 and Tranche 2 placement provided $10.0 million to the Company, and an additional $10.0 million is committed for the Tranche 3 placement at a price of $0.50 per share upon the reissuance of our water permits or the closure of a joint business opportunity involving the use of at least 10 million shares of the Company. Additionally, during 2018, we utilized our at-the-market offering facility to sell approximately 1.2 million shares for $0.5 million. There is no certainty that the funding from Tranche 3 with AMER will become available or that there will be a market for our shares under the at-the-market offering facility within the next 12 months. We expect to continue to fund our Corporate and Liberty Project costs through additional equity investments in the Company. Our projected construction and development costs at the Mt. Hope Project are anticipated to be funded by procurement of the Bank Loan under the AMER Investment Agreement, upon receipt of water permits and completion of the SEIS and ROD from the BLM, coupled with sustained molybdenum prices and other additional equity or debt infusions. The Bank Loan will not provide funding for Corporate or Liberty Project expenses. These factors, among others, raise substantial doubt about our ability to continue as a going concern for the next 12 months. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We may choose to reduce our Corporate or Liberty Project operating expenses through reductions in our operating costs during the remainder of fiscal year 2018 if we are not successful in our efforts to raise additional capital. We cannot assure you that we will be able to increase our cash flow to a level which would support our Corporate or Liberty Project operations and provide sufficient funds to pay our obligations past the first quarter 2019 or thereafter, for the foreseeable future. Further, we cannot assure you that we will be able to raise additional capital or, if we are successful in our efforts to raise additional capital, the terms and conditions upon which any such capital would be extended. If we are unable to meet our obligations past first quarter 2019, we would be forced to cease all operations, in which event investors may lose their entire investment in our Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company, the Mt. Hope Project and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words "may," "will," "believe," "expect," "anticipate," "intend," "future," "plan," "estimate," "potential," and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

  •
  Our ability to obtain project financing for the development and construction of the Mt. Hope Project;

  •
  Our ability to successfully obtain a reissuance of the ROD and water permits for the Mt. Hope Project;

  •
  The ability to obtain and maintain all other permits, water rights, and approvals for the Mt. Hope Project;

  •
  Our dependence on the success of the Mt. Hope Project;

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  Our ability to satisfy the conditions to the third tranche of investment by AMER under the investment agreement, or to complete the $700 million bank loan or the molybdenum supply agreement;

  •
  Issues related to the management of the Mt. Hope Project pursuant to the LLC Agreement;

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  Risks related to the failure of POS-Minerals to make ongoing cash contributions pursuant to the LLC Agreement;

  •
  Our ability to obtain approval from POS-Minerals to explore and develop the Cu-Ag target and zinc mineralization;

  •
  Fluctuations in the market price of, demand for, and supply of molybdenum and other metals;

  •
  The estimation and realization of mineral reserves and production estimates, if any;

  •
  The timing of exploration, development and production activities and estimated future production, if any;

  •
  Estimates related to costs of production, capital, operating and exploration expenditures;

  •
  Requirements for additional capital and our ability to obtain additional capital in a timely manner and on acceptable terms;

  •
  Our ability to renegotiate, restructure, suspend, cancel or extend payment terms of contracts as necessary or appropriate in order to conserve cash;

  •
  Government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;

  •
  Title disputes or claims;

  •
  Limitations of and access to certain insurance coverage; and

  •
  The future price of molybdenum, copper or other metals.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus supplement to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

 USE OF PROCEEDS

        We estimate that the net proceeds to us, before expenses, from the sale of the units in this offering will be approximately $            . We estimate the total expenses of this offering which will be payable by us, excluding the underwriter's discount and commissions, will be approximately $            . After deducting the fees due to the underwriter, and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $            . We intend to use the net proceeds from this offering for general corporate purposes, including the ongoing preliminary drilling program at the Mt. Hope Project site concerning zinc and copper-silver mineralization, and management costs related to our 80% interest in the Mt. Hope molybdenum project.

        These estimates exclude the proceeds, if any, from the exercise of warrants in this offering. If all of the warrants sold in this offering were to be exercised in cash at the exercise price of $            per share, we would receive additional proceeds of approximately $             million. However, the warrants contain a cashless exercise provision that permit exercise of the warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act covering the issuance of the underlying shares. We cannot predict when or if these warrants will be exercised or whether they will be exercised for cash. It is possible that these warrants may be exercised solely on a cashless basis.

        Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in short-term bank guaranteed deposits or other substantially similar secure deposits.

PRICE RANGE OF COMMON STOCK

Market Information

        Our common stock trades on the NYSE American under the symbol "GMO." On February 14, 2008 our common stock began trading on the Toronto Stock Exchange ("TSX"), also under the symbol "GMO."

        The following table sets forth our common stock closing price as reported on the NYSE American:

Year	Quarter	High	Low
2018	First Quarter	$0.45	$0.31
	Second Quarter	$0.45	$0.35
	Third Quarter	$0.46	$0.33
	Fourth Quarter (through Oct. 16, 2018)	$0.39	$0.33
2017	First Quarter	$0.72	$0.25
	Second Quarter	$0.53	$0.28
	Third Quarter	$0.51	$0.33
	Fourth Quarter	$0.43	$0.28

Dividends

        We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors. Our board's ability to declare a dividend is subject to limits imposed by Delaware corporate law. In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects, and other factors it considers relevant.

 DESCRIPTION OF SECURITIES

        In this offering, we are offering                units. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. Each warrant entitles the holder to purchase one warrant share at an exercise price of $            per share, is exercisable upon issuance, and will expire at 5:00 p.m. (New York City time) on the date that is five years from the date of issuance of the warrants. Each unit will be sold to the underwriter in this offering at a negotiated price of $            per unit. The shares and warrants will be issued separately but can only be purchased together in this offering. This prospectus supplement also relates to the offering of warrant shares upon the exercise, if any, of the warrants issued in this offering.

        The material terms and provisions of our common stock are described under the caption "Description of Capital Stock—Common Stock" beginning on page 5 of the accompanying prospectus.

Warrants

        The material terms and provisions of the warrants to purchase              shares of common stock, being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be filed on a Current Report on Form 8-K in connection with this offering.

  General Terms of the Warrants

        The warrants represent the rights to purchase up to an aggregate of                warrant shares at an initial exercise price of $            per share. Each warrant may be exercised upon issuance until any time prior to 5:00 p.m. (New York City time) on the date that is five years from the date of issuance of the warrants (which is currently anticipated to be October    , 2023).

        The compensation warrants that are described in the "Underwriting" section represent the right to purchase up to a number of shares of common stock equal to 5% of the shares of common stock sold in this offering. The compensation warrants have the same terms as the warrants, including with respect to the exercise price, except as required by FINRA, and shall terminate on the five-year anniversary of the date of this prospectus supplement. For purposes of the discussion below in this "Description of Securities", the terms "warrants" and "warrant shares" should be read to include the compensation warrants and compensation warrant shares as described in the "Underwriting" section.

  Exercise

        Holders of the warrants may exercise their warrants to purchase warrant shares upon issuance until any time prior to 5:00 p.m. (New York City time) on the date that is five years from the date of issuance of the warrants by delivering (i) a notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, within two trading days following delivery of notice of exercise, payment of the exercise price for the number of warrant shares with respect to which the warrant is being exercised. The warrants may be exercised in whole or in part, but only for full shares of common stock.

        The warrant holders are entitled to a "cashless exercise" option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the warrant shares. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the warrant is being exercised, the volume weighted average of the prices per share of our common stock on the trading date immediately prior to the date of exercise or the bid price at the time of exercise and the applicable exercise price of the warrants issued in this offering.

        The warrant shares will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of warrant shares equal to the number of warrant shares issuable upon exercise of all outstanding warrants.

  Delivery of Warrant Shares

        Upon the holder's exercise of a warrant, we will promptly, but in no event later than the second trading day after the exercise date, issue and deliver, or cause to be issued and delivered, the warrant shares. We will, if the holder provides the necessary information to us, issue and deliver the shares electronically by crediting the account of the warrant holder's prime broker with the Depository Trust Company through its Deposit or Withdrawal at Custodian system (commonly referred to as "DWAC").

  Rescission and Buy-In Rights

        We provide certain rescission rights and buy-in compensation to a holder if we fail to deliver the warrant shares by the second trading day after the date on which we receive notice of exercise of such warrants.

        With respect to the rescission rights, the holder has the right to rescind the exercise if the warrant shares are not timely delivered.

        The buy-in compensation rights apply if, due to our failure to make timely delivery of the warrant shares, the warrant holder purchases (in an open market transaction or otherwise) shares of our common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from us upon exercise of the warrant. In this event, we will:

  •
  pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of warrant shares that we were required to deliver to the holder, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and

  •
  at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder such number of shares of common stock.

  Fundamental Transactions

        If, at any time while the warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell, lease, license, assign, transfer or otherwise dispose of all or substantially all of our assets, (3) are subject to or complete a tender or exchange offer pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, and which has been accepted by the holders of 50% or more of our outstanding common stock, (4) effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding shares of common stock (each, a "Fundamental Transaction"), then the warrant holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant Shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. We must cause any successor to us, or any surviving entity, to assume the obligations under the warrants.

        In addition, in certain circumstances, in the event of a fundamental transaction as described above, the holder may, subject to certain conditions, require the Company or a successor entity to purchase the warrant from the holder by paying to the holder an amount in cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the effective date of such change of control; provided, however, that, if the change of control is not within the Company's control, including not approved by the Company's board of directors, the holder will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such change of control, the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the change of control, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the change of control.

  Certain Adjustments

        The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock.

  Notice of Corporate Action

        We will provide notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

  •
  if we shall take a record of the holders of our common stock for the purpose of entitling them to receive (1) a dividend or other distribution, (2) a special nonrecurring cash dividend on or a redemption of our common stock, or (3) any right to subscribe for or purchase any shares of stock of any class or any other right;

  •
  if we shall take a record of the holders of our common stock for the purpose of entitling them to vote on (1) any reclassification of our capital stock, or (2) any consolidation or merger with, or any sale or transfer of all or substantially all of our assets to, another party; or

  •
  a voluntary or involuntary dissolution, liquidation or winding up of our Company.

  Limitations on Exercise

        The number of warrant shares that may be acquired by any holder upon any exercise of the warrant shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% (or 9.99% at the election of a holder prior to the date of issuance) of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to up to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any increase in the beneficial ownership limitation will not be effective until 61 days following notice to us.

  Exchange Listing

        We do not plan to apply to list the warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

  Additional Provisions

        The above summary of certain terms and provisions of the warrants is qualified in its entirety by reference to the detailed provisions of the warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that is incorporated herein by reference. We are not required to issue fractional shares upon the exercise of the warrants. No holders of the warrants will possess any rights as a stockholder under those warrants until the holder exercises those warrants, except as set forth in the warrants. The warrants may be transferred independent of the common stock they were issued with, on a form of assignment, subject to all applicable laws.

UNDERWRITING

        We have entered into an underwriting agreement dated                    , 2018, with H.C. Wainwright & Co., LLC as the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus,              units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock.

        A copy of the underwriting agreement will filed as an exhibit on Form 8-K. The units, shares of common stock and warrants we are offering are being offered by the underwriter subject to certain conditions specified in the underwriting agreement.

        We have been advised by the underwriter that it proposes to offer the units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. Any units sold by the underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of $            per unit.

        The underwriting agreement provides that the underwriter's obligation to purchase the units we are offering is subject to conditions contained in the underwriting agreement. The underwriter is obligated to purchase and pay for all of the units offered by this prospectus supplement.

        The underwriter has advised us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

        The underwriter and/or its affiliates may purchase some of the offered securities on the same terms and conditions as the public offering for its own account, but it is under no obligation to do so.

Underwriting Discounts, Commissions and Expenses

        We have agreed to pay an underwriter discount equal to 7% of the aggregate gross proceeds raised in this offering.

        The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter's option to purchase additional units.

Total
	Per Unit	Without Option Exercise	With Full Option Exercise
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

        We estimate the total expenses payable by us for this offering to be approximately $            , which amount includes (i) an underwriting discount of $            , (ii) reimbursement of the accountable expenses of the underwriter equal to $90,000 including the legal fees of the underwriter being paid by us (none of which has been paid in advance), and (iii) other estimated expenses of approximately $            which include legal, accounting, printing costs and various fees associated with the registration and listing of our securities.

Option to Purchase Additional Shares and Warrants

        We have granted the underwriter the option to purchase up to                additional shares of common stock and/or additional warrants to purchase up to                shares of common stock, in any combination thereof, at the public offering price per share of common stock and per warrant on the cover page of this prospectus supplement, less the underwriting discounts and commissions, to cover overallotments if any. The underwriter may exercise its option at any time, and from time to time, within 45 days from the date of this prospectus supplement. If any additional shares of common stock and/or warrants are purchased pursuant to the option to purchase additional shares of common stock and warrants, the underwriter will purchase these shares of common stock and/or warrants on the same terms as those on which the shares of common stock and warrants are being offered hereby

Underwriter Warrants

        We have agreed to issue to the underwriter warrants to purchase                shares of our common stock which represent 5% of the aggregate number of shares of common stock sold in this offering. The underwriter warrants will have an exercise price per share equal to $            and will be exercisable upon issuance, and will expire on the five-year anniversary of the date of this prospectus supplement. The underwriter warrants are not registered on the registration statement of which this prospectus supplement is a part. Pursuant to FINRA Rule 5110(g), the underwriter warrants and any shares issued upon exercise of the underwriter warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

Future Offerings

        We have also granted the underwriter, for a period of 12 months from the closing date of this offering, a right to act as a lead book-running manager, lead underwriter or lead placement agent for a public or private offering of equity or debt securities using an underwriter by us or any of our successors or subsidiaries. This right will expire at such time as we have raised funds with the participation of the underwriter by means of a public offering or a private placement of equity, equity-linked or debt securities in an aggregate gross amount of $15 million or more during the 12-month period following the closing of this offering.

NYSE American Listing

        Our common stock is currently traded on the NYSE American under the symbol "GMO." On October 16, 2018, the last reported sale price of our common stock was $0.36 per share. Our common stock is also traded on the Toronto Stock Exchange under the symbol "GMO."

Lock-up Agreements

        Our officers and directors have agreed with the underwriter to be subject to a lock-up period of 90 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. We have also agreed in the underwriting agreement, subject to certain exceptions, to similar lock-up restrictions on the issuance and sale of our securities for 90 days following the closing of this offering. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Stabilization, Short Positions and Penalty Bids

        The underwriter may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

  •
  Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Stabilizing transactions permit bids to purchase the shares so long as the stabilizing bids do not exceed a specific maximum.

  •
  Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our shares or preventing or retarding a decline in the market prices of our shares. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE American, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

        In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

        Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

        We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriter may be required to make for these liabilities.

Other Relationships

        The underwriter and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Bryan Cave Leighton Paisner LLP, Denver, Colorado. Certain legal matters in connection with this offering have been passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the ability of the Company to implement its current business plan which is dependent upon the Company obtaining additional financing, as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC's web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.generalmoly.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this document.

        This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

        This prospectus supplement summarizes provisions of contracts and other documents that we refer you to. Since those summaries are not complete and this prospectus supplement does not contain all the information that you may find important, you should review the full text of those documents. You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you in this prospectus supplement by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information.

        We incorporate by reference the following documents, which we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018;

  •
  our Current Reports on Form 8-K filed on January 16, February 28, June 25, August 22, September 14 and October 16, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A filed on October 10, 2007 under the caption "Description of Registrant's Securities to be Registered" and any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering, except for the filings, or portions thereof, that are "furnished" rather than filed with the SEC.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Attn: R. Scott Roswell
(303) 928-8599

$500,000,000

Common Stock, Preferred Stock, Debt Securities,
Warrants and Units

        We may from time to time offer to sell common stock, preferred stock, debt securities, warrants or units, in one or more transactions, with a maximum aggregate offering price of $500,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms of the securities offered in a supplement to this prospectus (which may include, but is not limited to, an at-the-market offering agreement prospectus). You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the NYSE MKT and Toronto Stock Exchange under the symbol "GMO." On April 10, 2017, the closing price of our common stock on the NYSE MKT was $0.36 per share and the closing price on the Toronto Stock Exchange was C$0.49. The applicable prospectus supplement will contain information as to any other listing on the NYSE MKT, Toronto Stock Exchange, or any other securities market or exchange of the securities covered by the prospectus supplement.

        Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares of our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float held by non-affiliates remains below $75 million. As of March 20, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $42,421,662, based upon 80,040,772 shares of our outstanding stock held by non-affiliates at the per share price of $0.53, the closing sale price of our common stock on March 20, 2017. One-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3 as of March 20, 2017 is equal to $14,140,554. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        The offered shares may be sold from time to time at then prevailing market prices, prices relating to prevailing market prices, or negotiated prices. Such transactions may take place on the NYSE MKT or the Toronto Stock Exchange, in the over-the-counter market, or otherwise. The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        Investing in our securities involves a high degree of risk. See the "Risk Factors" section of our filings with the Securities and Exchange Commission (the "SEC") and the applicable prospectus supplement.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2017.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this registration statement, we may sell up to a total of $500,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings. The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants; and

  •
  units.

        This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all the information set forth in the registration statement as permitted by the rules of the SEC. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

  •
  the type and amount of securities that we propose to sell;

  •
  the initial public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  any compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company, the Mt. Hope Project and our other projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words "may," "will," "believe," "expect," "anticipate," "intend," "future," "plan," "estimate," "potential," and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the "Risk Factors" section included in our Annual Report on Form 10-K for the year ended December 31, 2016, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

  •
  Our ability to obtain project financing for the development and construction of the Mt. Hope Project;

  •
  Our ability to successfully obtain a reissuance of the Record of Decision and water permits for the Mt. Hope Project;

  •
  The ability to obtain and maintain all other permits, water rights, and approvals for the Mt. Hope Project and the Liberty Project;

  •
  Our dependence on the success of the Mt. Hope Project;

  •
  Our ability to satisfy the conditions to the additional tranches of investment by AMER International Group Co., Ltd. ("AMER") under the investment agreement, the $700 million bank loan or the molybdenum supply agreement;

  •
  Issues related to the management of the Mt. Hope Project pursuant to the LLC Agreement;

  •
  Risks related to the failure of POS-Minerals to make ongoing cash contributions pursuant to the LLC Agreement;

  •
  Fluctuations in the market price of, demand for, and supply of molybdenum, copper and other metals;

  •
  The estimation and realization of mineral reserves and production estimates, if any;

  •
  The timing of exploration, development and production activities and estimated future production, if any;

  •
  Estimates related to costs of production, capital, operating and exploration expenditures;

  •
  Requirements for additional capital and our ability to obtain additional capital in a timely manner and on acceptable terms;

  •
  Our ability to renegotiate, restructure, suspend, cancel or extend payment terms of contracts as necessary or appropriate in order to conserve cash;

  •
  Government regulation of mining operations, environmental conditions and risks, reclamation and rehabilitation expenses;

  •
  Title disputes or claims; and

  •
  Limitations of and access to certain insurance coverage.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

 THE COMPANY

        References made in this prospectus to "we," "our," "us," and the "Company" refer to General Moly, Inc. and its consolidated subsidiary Eureka Moly, LLC.

        We are in the business of the exploration, development and mining of properties primarily containing molybdenum. Our primary asset is an 80% interest in the Mt. Hope Project ("Mt. Hope Project"), a primary molybdenum property, located in Eureka County, Nevada. The Mt. Hope Project contains proven and probable molybdenum reserves totaling 1.4 billion pounds (1.1 billion pounds owned by us) of which 1.2 billion pounds (1.0 billion pounds owned by us) are estimated to be recoverable (based on a $12/lb molybdenum reserve). Using an $8/lb molybdenum reserve, life of mine production declines to approximately 0.5 billion pounds of molybdenum.

        In 2006, we acquired a second significant molybdenum and copper project, the Liberty Project ("Liberty Project"), located in Nye County, Nevada, which we wholly own. The Liberty Project is anticipated to become our second molybdenum and copper operation, after commencement of commercial production at the Mt. Hope Project, with initial production dependent on market conditions.

        Our corporate objective is to profitably develop and operate the Mt. Hope Project and to complete our evaluation and commence development of the Liberty Project. We are focused on obtaining financing required to complete the development of the Mt. Hope Project, while at the same time conserving our cash resources until such financing is received. However, the combination of depressed molybdenum prices and legal challenges to our water rights and Record of Decision has further delayed our ongoing development efforts at the Mt. Hope Project. In addition, we continue to evaluate potential value-accretive acquisition opportunities jointly with AMER, which made, and agreed to make an additional, significant investment in our common stock in 2015. We also continue to evaluate the Liberty Project.

        There is no assurance that we will be successful in raising the financing required to complete the development of the Mt. Hope Project, or in raising additional financing in the future on terms acceptable to us, or at all. Further, we do not have an estimated timeframe for finalizing any financing agreements. Potential funding sources include public or private equity offerings, arranging for use of restricted cash, or sale of non-core assets owned by the Company. There is no assurance that we will be successful in securing additional funding. This could result in further cost reductions, contract cancellations, and potential delays which ultimately may jeopardize the development of the Mt. Hope Project.

        We were initially incorporated in Idaho under the name "General Mines Corporation" in 1925. We have gone through several name changes and on October 5, 2007, we reincorporated the Company in the State of Delaware through a merger of Idaho General Mines, Inc. with and into General Moly, Inc., a Delaware corporation that was a wholly-owned subsidiary of Idaho General Mines, Inc. with General Moly being the surviving entity. For purposes of the Company's reporting status with the SEC, General Moly, Inc. is deemed a successor to Idaho General Mines, Inc. Our common stock is traded on the NYSE MKT under the symbol "GMO" and, in February 2008, the Company began trading on the Toronto Stock Exchange under the same symbol. Our registered and principal executive office is located at 1726 Cole Blvd., Suite 115, Lakewood, Colorado 80401 and the phone number for that office is (303) 928-8599.

        We maintain a website at www.generalmoly.com, on which we post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Extensible Business Reporting Language ("XBRL") documents, and any amendments to these reports under the heading "Investors" as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading "Investors." We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549. Information regarding the operation of the Public Reading Room may be obtained by calling the SEC at 1.800.732.0330. The SEC also maintains a website that contains our reports and other information at www.sec.gov.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act.

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

        We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors. Our board's ability to declare a dividend is subject to limits imposed by Delaware corporate law. In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

DESCRIPTION OF CAPITAL STOCK

        Our authorized share capital consists of 650,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of March 20, 2017, there were 111,167,877 shares of common stock outstanding and no shares of preferred stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

        The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in our registration statement on Form 8-A/A filed with the SEC on October 10, 2007, including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

        All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders. Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock. Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the common stock voting in an election of directors may elect all of the directors to be elected at any meeting of stockholders, if they choose to do so. In such event, the holders of the remaining common stock aggregating less than 50% would not be able to elect any directors. As permitted by Delaware law, our Bylaws provide for staggering the terms of directors by dividing the total number of directors into three groups. We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future. None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, we are authorized to issue 10,000,000 shares preferred stock, par value $0.001 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company. Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock. As of March 20, 2017, we do not have any outstanding shares of preferred stock.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus. This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

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  the title and stated value;

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  the number of shares being offered;

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  the liquidation preference per share;

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  the purchase price per share;

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  the currency for which the shares may be purchased;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the company. These provisions, among other things:

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  provide for staggering the terms of directors by dividing the total number of directors into three groups;

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  authorize our board of directors to set the terms of preferred stock;

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  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock;

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  authorize the calling of special meetings of stockholders only by the board of directors, not by the stockholders;

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  limit the business transacted at any meeting of stockholders to those purposes specifically stated in the notice of the meeting; and

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  prohibit stockholder action by written consent without a meeting and provide that directors may be removed only at a meeting of stockholders.

        Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

Warrants

        As of March 20, 2017, we had outstanding warrants to purchase 89,535,000 shares of common stock. 8.5 million are exercisable at $1.00 per share at any time from June 26, 2015 through their expiration on December 26, 2019, 1.0 million are exercisable at $5.00 per share once General Moly has received financing necessary for the commencement of commercial production at the Mt. Hope Project and will expire one year thereafter, and 80.0 million become exercisable upon availability of an approximately $700.0 million senior secured loan prior to April 17, 2017.

DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture to be entered into between us and a trustee to be named therein. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A., as the trustee. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

        As used in this "Description of Debt Securities," the terms "the Company," "we," "our," and "us" refer to General Moly, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General Terms of the Indenture

        The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers' certificate relating to such offering.

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.

        The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:

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  the title;

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  the aggregate principal amount;

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  whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

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  whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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  the price or prices at which the debt securities will be issued;

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  the date or dates on which principal is payable;

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  the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  the currency or currencies of payment of principal or interest;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount;

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  the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

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  whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

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  any provisions for the remarketing of the debt securities;

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  if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Subordination

        The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:

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  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless: (1) we will be the continuing corporation; or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture, means any of the following:

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  failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

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  failure to make sinking fund payments when due;

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  failure to perform any other covenant for 90 days after notice that performance was required;

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  certain events relating to bankruptcy, insolvency or reorganization; or

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  any other Event of Default provided in the applicable resolution of our board of directors or the officers' certificate or supplemental indenture under which we issue series of debt securities.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

        If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

        Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

        If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

        If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

        The indenture provides that the trustee shall, with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of the occurrence of a default known to the

Trustee within 90 days after the occurrence thereof; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:

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  the holder has previously given to the trustee written notice of default and continuance of that default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request; and

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  the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.

Registered Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for such registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

        The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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  will not be entitled to have the debt securities represented by a registered global security registered in their names;

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  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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  will not be considered the owners or holders of the debt securities under the indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as "Euroclear" and Clearstream Banking, société anonyme, Luxembourg, known as "Clearstream," or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

        We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("legal defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

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  secure any debt securities;

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  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  add one or more guarantees for the benefit of holders of debt securities;

  •
  cure any ambiguity, defect or inconsistency in the indenture;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence and provide for the acceptance of appointment by a successor trustee;

  •
  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  make any change that does not materially adversely affect the right of any holder; and

  •
  comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.

        We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

  •
  extend the final maturity of any debt security;

  •
  reduce the principal amount or premium, if any;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;

  •
  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

  •
  modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

  •
  alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security when due;

  •
  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or

  •
  modify any provisions set forth in this paragraph.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants offered under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants offered before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants to be sold under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of unit agreement that describes the terms of the series of units offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units to be sold under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.

Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may sell securities covered by this prospectus in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the names of any underwriters, dealers or agents;

  •
  the respective amounts underwritten;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the terms of the offering;

  •
  the purchase price of the securities and the net proceeds to us from the sale;

  •
  any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any commissions paid to agents.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

Sale Through Underwriters Or Dealers

        If underwriters are used in an offering, the underwriters will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.

        If dealers are used in the sale of the securities covered by this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

        We may engage in at-the-market offerings of our common stock. An at-the-market offering is an offering of our common stock at other than a fixed price to or through a market maker.

Direct Sales and Sales Through Agents

        We may sell the securities covered by this prospectus directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities covered by this prospectus directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Other than our common stock, which is listed on the NYSE MKT and the Toronto Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT and the Toronto Stock Exchange, subject to official notice of issuance. We cannot assure you that there will be a market for the offered securities.

        We may offer securities described in this prospectus for sale in Canada where it is lawful to make such offers, subject to compliance with the applicable laws and regulations of the relevant jurisdictions.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, Denver, Colorado, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Bennett Jones LLP, Toronto, Ontario, is acting as our Canadian counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public from our web site at http://www.generalmoly.com or from the SEC's web site at http://www.sec.gov. The information on our website is not incorporated by reference into and is not made a part of this prospectus. You may also read and copy any document we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

        We "incorporate by reference" in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

Filing	Period
Annual Report on Form 10-K (including the portions of our proxy statement for our 2017 annual meeting of stockholders incorporated by reference therein)	Year ended December 31, 2016
Current Reports on Form 8-K	Filed January 10 and January 19, 2017
Registration Statement on Form 8-A/A	Filed on October 10, 2007

        All filings by us pursuant to the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement are deemed to be incorporated by reference into this prospectus. We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities that may be offered by this prospectus are sold. However, we are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of Form 8-K.

        You may request a copy of these filings at no cost to you, by writing or telephoning us as follows:

General Moly, Inc.
1726 Cole Blvd., Suite 115
Lakewood, CO 80401
Attn: R. Scott Roswell
(303) 928-8599

        This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

General Moly, Inc.

              Units, each consisting of one share of Common Stock and
one Warrant to purchase one share of Common Stock

              Shares of Common Stock Underlying the Warrants

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

H.C. Wainwright & Co.

     , 2018